UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2013

NCR CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3097 Satellite Boulevard
Duluth, Georgia 30096
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (937) 445-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.
As part of Phase III of NCR’s on-going pension transformation strategy, on November 14, 2013, the Trustees of the NCR Pension Plan (UK) (the “Trustees” of the “Plan”) entered into an agreement with Pension Insurance Corporation (“PIC”), under the terms of which the Trustees will purchase, as a Plan asset, an insurance policy with PIC (the “PIC Policy”) in order to facilitate the wind-up and buy-out of the Plan. NCR Limited, a UK subsidiary of NCR, is the principal employer of the Plan which has approximately 5,400 participants and approximately $1 billion in pension plan obligations.

In order to facilitate the purchase of the PIC Policy and the wind-up of the Plan, on November 14, 2013, NCR Corporation (“NCR” or the “Company”) entered into an Agreement (the “Agreement”) with the Trustees which will eliminate any future recurring payments under the Plan.

Under the terms of the Agreement, among other things, (i) NCR will give notice, in accordance with the Plan, that the effective date for the commencement of the wind-up of the Plan will be no later than June 30, 2015; (ii) NCR will make a cash contribution of £15 million to the Plan; and (iii) the Trustees will ensure that the PIC Policy can cover all accrued benefits under the Plan and certain additional benefits and may reserve an amount of Plan assets that they deem appropriate in order to meet all Plan expenses.

NCR and the Trustees will work together to target completion of the buy-out of the Plan by no later than January 2016.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 and the Press Release filed as Exhibit 99.1, both of which are incorporated by reference.

Item 8.01        Other Events
On November 19, 2013, the Company issued a press release announcing it had entered into an Agreement with the Trustees of the Plan to facilitate the purchase of the PIC Policy and the wind-up and buy-out of the Plan. A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01        Financial Statements and Exhibits.

(d)    Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.            Description
10.1                Agreement between NCR and the Trustees of the NCR Pension Plan (UK), dated November 14, 2013

99.1	Press Release issued by the Company regarding NCR Pension Plan (UK), dated November 19, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR CORPORATION

Date:	November 19, 2013	By:	/s/ Robert P. Fishman
Robert P. Fishman Senior Vice President and Chief Financial Officer

Index to Exhibits
The following exhibits are attached with this current report on Form 8-K:

Exhibit No.            Description
10.1                Agreement between NCR and the Trustees of the NCR Pension Plan (UK), dated November 14, 2013

99.1	Press Release issued by the Company regarding NCR Pension Plan (UK), dated November 19, 2013